Exhibit 21.1

WNS (HOLDINGS) LIMITED

LIST OF SUBSIDIARIES

S/No.	Name of Subsidiary	Place of Incorporation

1.	WNS Global Services Netherlands B.V.	Netherlands

2.	WNS North America, Inc.	Delaware, USA

3.	WNS Global Services (UK) Limited	United Kingdom

4.	WNS (Mauritius) Limited	Mauritius

5.	WNS Global Services (Romania) S.R.L.	Romania

6.	WNS Global Services Philippines, Inc.	Philippines

7.	WNS Business Consulting Services Private Limited	India

8.	WNS Assistance Limited	United Kingdom

9.	WNS Global Services LLC	Delaware, USA

10.	Denali Sourcing Services LLC	Delaware, USA

11.	Business Applications Associates Beijing Limited	China

12.	WNS Capital Investment Limited	Mauritius

13.	WNS Global Services (Private) Limited	Sri Lanka

14.	WNS Customer Solutions (Singapore) Private Limited	Singapore

15.	WNS Global Services Private Limited	India

16.	WNS BPO Services Costa Rica, S.R.L.	Costa Rica

17.	WNS Global Services (Australia) Pty Ltd	Australia

18.	WNS Mauritius Limited ME (Branch)	Dubai Airport Free Zone

19.	WNS Cares Foundation	India

20.	WNS Global Services (UK) Limited (Poland Branch)	Poland

21.	WNS Global Services SA (Pty) Limited (1)(2)	South Africa

22.	Business Applications Associates Beijing Limited Guangzhou (Branch)	China

23.	WNS Global Services (Dalian) Co. Ltd.	China

24.	WNS Global Services Private Limited (Singapore Branch)	Singapore

25.	WNS Legal Assistance LLP	United Kingdom

26.	WNS Assistance (Legal) Limited	United Kingdom

27.	WNS Global Services (UK) Limited Londra Sucursala Bucuresti (Bucharest Branch)	Romania

28.	WNS Global Services (UK) Limited (France Branch)	France

29.	WNS Global Services Netherlands Cooperatief U.A Merkezi Hollanda Istanbul Merkez Subesi (Turkey Branch)	Turkey

30.	MTS HealthHelp Inc.	Delaware, USA

31.	HealthHelp Holdings LLC	Delaware, USA

32.	HealthHelp LLC	Delaware, USA

33.	Value Edge AG	Switzerland

34.	Value Edge Inc.	Delaware, USA

35.	VE Value Edge GmbH	Germany

36.	WNS Global Services (Dalian) Co. Ltd. Shanghai Branch Company	China

37.	Ucademy (Pty) Ltd	South Africa

38.	The WNS B-BBEE Staff Share Trust	South Africa

39.	WNS Global Services Netherlands B.V. (Ireland Branch)	Ireland

40.	WNS New Zealand Limited	New Zealand

41.	WNS Global Services (UK) International Limited	United Kingdom

42.	WNS-HealthHelp Philippines Inc.	Philippines

43.	WNS Global Services North Americas Inc.	Delaware, USA

44.	WNS South Africa (Pty) Ltd.	South Africa

45.	WNS Global Services (UK) Limited Sucursal En Espana (Spain Branch)	Spain

46.	WNS Business Consulting Netherlands B.V.	Netherlands

47.	WNS Gestion des Processus d’Affaire Inc.	Canada

48.	WNS Global Services AG	Switzerland

49.	WNS Global Services Malaysia Sdn. Bhd	Malaysia

50.	Vuram Australia Pty Ltd	Australia

51.	Vuram Canada Inc.	Canada

52.	Vuram Technologies B.V.	Netherlands

53.	Vuram, Inc.	USA

54.	Soluciones en Tecnologia Vuram Mexico, S De R.L. de C.V.	Mexico

55.	The Smart Cube Limited	United Kingdom

56.	Smart Cube India Private Limited	India

57.	The Smart Cube S.R.L.(3)	Romania

58.	The Smart Cube (Switzerland) GmbH	Switzerland

59.	The Smart Cube, Inc.	USA

60.	WNS Global Services (Poland) Spółka Z Ograniczoną Odpowiedzialnością(4)	Poland

S/No.	Name of Subsidiary	Place of Incorporation

61.	Nextbuy sp. z o.o.	Poland

62.	Optibuy GmbH	Germany

63.	WNS BPM Americas Holdings Inc.	USA

64.	WNS BPM Americas LLC	USA

65.	WNS BPM Americas LLC (Philippines) (Branch)	Philippines

66.	WNS Global Services (UK) Limited, organizačná zložka (Slovakia Branch)(5)	Slovakia

67.	WNS BPM Americas LLC (India) (Branch)(6)	India

68.	Haukea Holdings Inc(7)	Delaware, USA

69.	Kipi.bi LLC(7)	Delaware, USA

70.	Kipi Business Intel Inc(7)	Canada

71.	Kipi.bi India Private Limited(7)	India

Notes:

1.	WNS Global Services SA (Pty) Ltd redeemed 1 redeemable participating preference share effective April 19, 2024 resulting into no entitlement of The WNS B-BBEE Staff Share Trust for:

(i)	participation in the economic interest of WNS South Africa (Pty) Ltd

(ii)	exercise of voting rights on any shareholder’s resolution proposed by WNS South Africa (Pty) Ltd.

2.	WNS Global Services SA (Pty) Ltd. allotted and issued 1 redeemable participating preference share effective April 30, 2025 which entitles The WNS B-BBEE Staff Share Trust to:

(i)	participate in 15% of the economic interest of WNS South Africa (Pty) Ltd;

(ii)

exercise (or direct the exercise of) 15% of the voting rights on any shareholder’s resolution proposed by WNS South Africa (Pty) Ltd in respect of which WNS Global Services SA (Pty) Ltd. is entitled to exercise voting rights as the shareholder of WNS South Africa (Pty) Ltd

3.	The ownership of The Smart Cube S.R.L. was transferred to WNS Global Services (Romania) S.R.L. w.e.f. January 31, 2025.

4.	Name of ‘OptiBuy sp. z o.o’ has been changed to ‘WNS GLOBAL SERVICES (POLAND) SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ’ w.e.f. March 06, 2025.

5.	WNS Global Services (UK) Limited, organizačná zložka (Slovakia Branch) was incorporated in Slovakia w.e.f August 13, 2024.

6.

WNS BPM Americas LLC established a place of business (Foreign Branch) in India w.e.f. March 01, 2025 and the same is registered with Registrar of Companies pursuant to the certificate of establishment of place of business in India dated April 29, 2025.

7.	WNS North Americas Inc. acquired Haukea Holdings Inc. along with its subsidiaries w.e.f. March 10, 2025.

8.	With effect from April 7, 2024, Smart Cube Consulting Service (Dalian) Co., Ltd ceased to exist upon cancellation of its business license.

9.

Pursuant to NCLT Order dated August 12, 2024, Vuram Technology Solutions Private Limited has amalgamated with WNS Global Services Private Limited effective from the close of business hours of August 31, 2024.

10.	Vuram UK Private Limited was struck off from the Register of Companies House on December 31, 2024 and was dissolved on January 07, 2025.

11.	Accidents Happen Assistance Limited was struck off from the Register of Companies House on March 11, 2025.